LIMITED SUPPLEMENTAL BENEFITS PLAN

                            FOR CERTAIN EMPLOYEES OF

         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED AND ITS AFFILIATES









                              AS AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 2000



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                       LIMITED SUPPLEMENTAL BENEFITS PLAN
                            FOR CERTAIN EMPLOYEES OF
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                               AND ITS AFFILIATES


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  PURPOSE.................................................................   1

2.  DEFINITIONS OF TERMS USED IN THE PLAN...................................   1

3.  DEATH BENEFIT...........................................................   7

4.  RETIREMENT BENEFIT......................................................   8

5.  ADMINISTRATION OF ACCOUNTS..............................................  15

6.  DESIGNATION OF BENEFICIARIES............................................  16

7.  LIMITATION OF BENEFITS..................................................  19

8.  PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT........................  19

9.  AMENDMENT OR TERMINATION OF THE PLAN....................................  20

10. WHAT CONSTITUTES NOTICE.................................................  20

11. ADVANCE DISCLAIMER OF WAIVER............................................  20

12. EFFECT OF INVALIDITY OF ANY PART OF THE PLAN............................  20

13. PLAN BINDING ON ANY SUCCESSOR...........................................  21

14. FUNCTION OF THE COMMITTEE...............................................  21

15. COMPANY SHALL PAY LEGAL FEES............................................  21

16. LAW GOVERNING THE PLAN..................................................  21

17. MISCELLANEOUS...........................................................  22

APPENDIX A..................................................................  23


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                       LIMITED SUPPLEMENTAL BENEFITS PLAN
                            FOR CERTAIN EMPLOYEES OF
         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED AND ITS AFFILIATES

1. PURPOSE. Public Service Electric and Gas Company previously established and currently maintains the Limited Supplemental Benefits Plan for Certain Employees of Public Service Electric and Gas Company. Effective as of December 13, 1999, Public Service Electric and Gas Company transfers sponsorship of the plan to Public Service Enterprise Group Incorporated and renames the plan the Limited Supplemental Benefits Plan for Certain Employees of Public Service Enterprise Group Incorporated and Its Affiliates (the "Plan"). Furthermore, effective as of January 1, 2000, the Plan is amended as set forth in this document. The purpose of this Plan is to assist the Company in attracting and retaining a stable pool of key managerial talent and to encourage long-term key employee commitment to the Company and its Participating Affiliates by providing selected employees with certain limited supplemental death and retirement benefits as defined herein. The Plan is intended to provide such benefits to a select group of management or highly compensated employees within the meaning of ERISA.

2. DEFINITIONS OF TERMS USED IN THE PLAN. As used in the Plan, the following words and phrases shall have the meanings indicated:

     (a) "ACCOUNT" -- Any account established pursuant to Paragraph 3(b) or 4(f) of the Plan.

     (b) "AFFILIATE" -- Any organization which is a member of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)) which includes the Company, or any trades or businesses (whether or not


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     incorporated) which are under common control (as defined in Code Section
     414(c), as modified by Code Section 415(h)) with the Company, or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company or any other entity required to be aggregated with the Company as required by regulations promulgated pursuant to Code Section 414(o).

     (c) "ANNUITY" -- A fully-funded contract with an independent insurance company purchased by the Company pursuant to Paragraph 4(f) of the Plan.

     (d) "ASSETS" -- All amounts that have been credited to a Participant's Account in accordance with Paragraph 3(b), 4(e), or 5(b) of the Plan.

     (e) "BENEFICIARY" -- The individual(s) and/or entity(ies) designated in writing by a Participant in the form attached to the Plan as Schedule A.

     (f) "BOARD OF DIRECTORS" OR "BOARD" -- The Board of Directors of Public Service Enterprise Group Incorporated.

     (g) "CASH BALANCE PLAN" -- The Cash Balance Pension Plan of Public Service Enterprise Group Incorporated (formerly known as the "Cash Balance Pension Plan of Public Service Electric and Gas Company"), as amended and restated from time to time.

     (h) "CHANGE IN CONTROL" -- For the purposes of the Plan, a Change in Control of the Company shall mean the occurrence of any of the following events:

          (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the


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               securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or


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               disposition by the Company of all or substantially all of the
               Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing subparagraphs (i), (ii), (iii) and (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     (i)  "CODE" -- The Internal Revenue Code of 1986, as amended.

     (j) "COMMITTEE" -- The Employee Benefits Committee of the Company as selected by its Board of Directors.

     (k)  "COMPANY" -- Public Service Enterprise Group Incorporated.

     (l)  "COMPENSATION" --

          (i) For the purposes of calculating the Death Benefit pursuant to Paragraph 3 of the Plan, as to any Participant, Compensation shall be equal to the annual rate of salary of the Participant in effect at the date of death; and

          (ii) For the purposes of calculating the Retirement Benefit pursuant to Paragraph 4 of the Plan, as to any Participant, Compensation shall be equal to the average of the total remuneration paid to such Participant for services rendered to his/her Employer, excluding the cost to the Employer for any public or private employee benefit plan (including, without limitation, the Long-Term Incentive Compensation Plan of the Company) but including all elective contributions that are made by the Employer on behalf of a Participant which are not includible in income under Code Sections 125 or 401(k), for the five years ending at the earlier of such Participant's date of Retirement or attainment of normal retirement age under the Pension Plan; provided, however, that for the


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               purposes of Paragraph 4 of the Plan, Compensation with respect to any Participant shall not exceed the amount which is 130% of the average annual base salary of the Participant for the applicable five-year period.

     (m)  "EMPLOYER" -- The Company and its Participating Affiliates.

     (n) "ERISA" -- The Employee Retirement Income Security Act of 1974, as amended.

     (o) "PARTICIPANT" -- Each employee of an Employer nominated by the Chief Executive Officer and designated by the Employee Benefits Policy Committee of the Company. The Chief Executive Officer of the Company shall nominate such select and key employees upon such terms as he shall deem appropriate due to the employee's responsibilities and opportunity to contribute substantially to the financial and operating objectives of the Employer. Any individual who was an "Employee," as that term was defined in the "Limited Supplemental Death Benefits and Retirement Plan for Certain Employees of Public Service Electric and Gas Company," such plan having been amended and restated July 1, 1987 and terminated effective March 31, 1993, who participated in such plan and who retired prior to March 31, 1993 under the terms of such plan shall be deemed a "Participant" hereunder, subject only to the provisions of Appendix A and entitled to receive only those benefits as set forth in Appendix A.

     (p) "PARTICIPATING AFFILIATE" -- Any Affiliate of the Company which (a) is the sponsor or a Participating Affiliate of the Pension Plan or Cash Balance Plan; (b) adopts this Plan with the approval of the Board of Directors; (c) authorizes the Board of Directors and the Committee to act for it in all matters arising under or


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          with respect to this Plan; and (d) complies with such other terms and conditions relating to this Plan as may be imposed by the Board of Directors.

     (q) "PENSION PLAN" -- The Pension Plan of Public Service Enterprise Group Incorporated (formerly known as the "Pension Plan of Public Service Electric and Gas Company"), as amended and restated from time to time.

     (r) "PLAN" -- The Limited Supplemental Benefits Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Affiliates (formerly known as the "Limited Supplemental Benefits Plan for Certain Employees of Public Service Electric and Gas Company").

     (s) "RETIREMENT" -- For the purposes of the Plan, Retirement of a Participant shall be deemed to have occurred upon either (i) termination of the Participant's service with the Company with the right to an immediately payable periodic retirement benefit under the Pension Plan or the Cash Balance Plan or (ii) upon a Change in Control of the Company. Retirement shall not include termination of service with the right to a deferred pension under the Pension Plan or a deferred retirement benefit or early commencement of payment of a participant's Cash Balance Account under the Cash Balance Plan.

     (t) "RETIREMENT CHOICE PROGRAM" -- The Public Service Enterprise Group Incorporated Retirement Choice Program (formerly known as the "Public Service Electric and Gas Company Retirement Choice Program"), as amended and restated from time to time.

     (u) "RETIREMENT PLAN" -- Any pension plan within the meaning of ERISA, excluding (i) the Pension Plan, the Cash Balance Plan and all defined contribution plans


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          maintained by the Company or its Affiliates, except insofar as any such defined contribution plan may provide supplementary benefits to the Pension Plan or the Cash Balance Plan, (ii) this Plan and (iii) all deferred compensation plans, tax credit employee stock ownership plans and thrift plans, and all other profit-sharing plans which are not the principal retirement benefit of a plan sponsor, maintained by sponsors other than the Company.

     (v) "THRIFT PLAN" - The Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan (formerly known as the "Public Service Electric and Gas Company Thrift and Tax-Deferred Savings Plan"), as amended and restated from time to time.

     (w) "VOTING STOCK" -- Outstanding stock of a corporation entitled to vote in the election of the directors of that corporation.

3.   DEATH BENEFIT.

     (a) AMOUNT OF BENEFIT -- If a Participant dies while in the active employment of an Employer, the Employer shall provide a death benefit to such Participant's Beneficiary in an amount equal to 150% of the Participant's Compensation, adjusted to the nearest $1,000, or to the next highest $1,000 if such Compensation is a multiple of $500 but not of $1,000.

     (b) ESTABLISHMENT OF ACCOUNT -- Upon the death of a Participant during employment with an Employer, the Company shall establish an Account for the benefit of such Participant's Beneficiary. Such Account shall initially be credited with an amount equal to the benefit provided under Paragraph 3(a) and shall be held and administered as provided in Paragraph 5 of the Plan.


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4.   RETIREMENT BENEFIT.

     (a) GENERAL -- At Retirement, each Participant shall be provided with a retirement benefit calculated as provided in this Paragraph 4.

     (b)  DETERMINATION OF BENEFIT --

          (i)  PENSION PLAN PARTICIPANTS:

               (A) The Participant's Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (X) the number of the Participant's years of credited service under the Pension Plan at Retirement, (Y) the number of any additional years of service credit to which the Participant may be entitled under the Mid-Career Supplemental Retirement Income Plan of Public Service Enterprise Group Incorporated and its Affiliates or any written arrangement with his/her Employer, and (Z) 30; but, in no event, shall the multiple be greater than 0.75.

               (B) The amount determined under subparagraph (A) of this Paragraph 4(b)(i) shall be reduced by the sum of (X) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Pension Plan and any supplemental retirement plan (other than this Plan) maintained by an Employer calculated as a single life annuity without reduction for any pre-retirement survivor's option coverage or any reduction for early retirement, (Y) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or


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                    such other age which may be established by the Social
                    Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (Z) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by an Employer, such Social Security benefits and benefits under all Retirement Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Committee. To determine the amounts referred to under (y) and (z) above, the Participant shall file a declaration of all such amounts with the Performance and Rewards Department of PSEG Services Corp. in such form as the Committee may require from time to time. No benefit shall be paid under the Plan until such a declaration, in satisfactory form, shall be filed with the Performance and Rewards Department. If a Participant is granted a disability Social Security benefit, he shall notify the Performance and Rewards Department thereof within 30 days thereof, and the Participant's retirement benefit under this Plan shall be adjusted accordingly. The Company shall be entitled to rely on such


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                    statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Committee, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under the Plan, and the Company shall be entitled to recover any payments made hereunder.

          (ii) CASH BALANCE PLAN PARTICIPANTS:

               (A) The Participant's Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (X) the number of the Participant's years of service under the Pension Plan with which such Participant would have been credited at Retirement had the Participant participated in the Pension Plan from his/her date of hire, (Y) the number of any additional years of service credit to which the Participant may be entitled from the Company under the Mid-Career Supplemental Retirement Income Plan of Public Service Enterprise Group Incorporated and its Affiliates or any written arrangement with his/her Employer, and (Z) 30; but, in no event, shall the multiple be greater than 0.75.


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               (B)  The amount determined under subparagraph (A) of this
                    Paragraph 4(b)(ii) shall be reduced by the sum of (X) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Cash Balance Plan, including that portion of a Participant's account under the Thrift Plan attributable to age and service credits transferred from the Cash Balance Plan as a result of Participant elections made pursuant to the Cash Balance Plan and the Retirement Choice Program, and any supplemental retirement plan (other than this Plan) maintained by an Employer calculated as a single life annuity without reduction for any pre-retirement survivor's option coverage or any reduction for early retirement, (Y) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by the Social Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (Z) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by an Employer, such Social Security benefits and benefits under all Retirement


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                    Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Committee. To determine the amounts referred to under (y) and (z) above, the Participant shall file a declaration of all such amounts with the Performance and Rewards Department in such form as the Committee may require from time to time. No benefit shall be paid under the Plan until such a declaration, in satisfactory form, shall be filed with the Performance and Rewards Department. If a Participant is granted a disability Social Security benefit, he shall notify the Performance and Rewards Department thereof within 30 days thereof, and the Participant's retirement benefit under this Plan shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Committee, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under the Plan, and the Company shall be entitled to recover any payments made hereunder.


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     (c)  FORMS OF BENEFIT -- The annual amount determined under Paragraph 4(b)
          shall be paid in one of the following forms: (i) a single life annuity in monthly installments equal to one twelfth of such annual amount;

          (ii) a joint and survivor annuity in monthly installments based upon such annual amount and calculated in accordance with any post-retirement survivorship option available under the Pension Plan or the Cash Balance Plan, as the case may be;

          (iii) a 10-year certain level payment annuity in monthly installments which is the actuarial equivalent to the single life annuity under (i), as determined by the actuary for the Pension Plan or the Cash Balance Plan, as the case may be, according to mortality assumptions used for the Pension Plan or the Cash Balance Plan, as the case may be, on the basis of a current interest rate assumption determined from time to time by the Committee; or

          (iv) a 10-year certain increasing payment annuity paid in accordance with Paragraph 5(c) of the Plan based upon the lump-sum amount which is the actuarial equivalent to the single life annuity under (i), as determined by the actuary for the Pension Plan or the Cash Balance Plan, as the case may be, according to mortality assumptions used for the Pension Plan or the Cash Balance Plan, as the case may be, on the basis of a current market rate interest assumption determined from time to time by the Committee; or


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          (v)  a lump sum payment of the present value of any of the foregoing based upon the same assumptions used for lump sum payments under the Pension Plan or the Cash Balance Plan, as the case may be.

          The Committee in its sole discretion shall determine the form of benefit payment for each Participant; provided, however, that, notwithstanding any other provision of this Plan, the Participant shall determine the form of benefit from and after the occurrence of a Change in Control.

     (d)  CHANGE IN CONTROL --

          (i) If there shall occur a Change in Control, then each Participant who has not already retired under the Pension Plan or the Cash Balance Plan, as the case may be, shall be entitled to a retirement benefit under this Plan calculated as if such Participant had retired under the Pension Plan or the Cash Balance Plan, as the case may be, as of the date of such Change in Control.

          (ii) The retirement benefit to be paid pursuant to Paragraph 4(d)(i) shall be paid to the Participant in a 10-year certain level payment annuity paid in accordance with Paragraph 5(c) of the Plan based upon the lump-sum amount which is the actuarial equivalent to the single-life annuity under Paragraph 4(c)(i) of the Plan as determined by the actuary for the Pension Plan or the Cash Balance Plan, as the case may be, according to mortality assumptions used for the Pension Plan or the Cash Balance Plan, as the case may be, on the basis of a current market rate interest assumption determined from time to time by the Committee.


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         (iii) Notwithstanding anything contained in the Plan to the contrary, if a Change in Control shall occur, the Company shall purchase from an independent insurance company fully paid annuities which shall provide for the payment to all Participants and Beneficiaries of all accrued benefits under the Plan.

     (e) ESTABLISHMENT OF ACCOUNT -- If payment is made under either Paragraph 4(c)(iii) or 4(c)(iv) of the Plan, upon Retirement, the Company shall establish an Account for the benefit of the Participant and any Beneficiary. Such Account shall initially be credited with an amount equal to the amount of the lump-sum payment determined under Paragraph 4(c)(iii) or 4(c)(iv), as applicable, and shall be administered as provided in Paragraph 5 of the Plan.

     (f) DISABILITY RETIREMENT -- If a Participant retires for disability under the Pension Plan or the Cash Balance Plan, as the case may be, payment of the Participant's retirement benefit and any joint and survivor benefit under Paragraph 4(c)(ii) of the Plan shall be subject to the same conditions as the disability pension under the Pension Plan or the Cash Balance Plan, as the case may be.

5.   ADMINISTRATION OF ACCOUNTS.

     (a) GENERAL -- Accounts shall be established under the Plan only pursuant to Paragraphs 3(b) and 4(e) hereof. All Accounts shall be administered in accordance with the provisions of this Paragraph 5.

     (b) INTEREST ON ASSETS IN THE ACCOUNT -- The Assets credited to a Participant's Account shall accrue interest at a market rate of interest as may be determined from time to time by the Committee.


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


     (c) TIMING OF THE DISTRIBUTION(S) -- A Participant or Beneficiary shall receive the distribution of the Participant's Account in the form of monthly distributions over a ten-year period commencing in the month following the month of the Participant's death in the case of a death benefit, or over a ten-year period commencing in the month of the Participant's Retirement in the case of a retirement benefit. The amount of each installment shall be determined by dividing the then unpaid balance in the Participant's Account, including accrued and unpaid interest, by the number of installments remaining to be paid.

     (d) REQUEST FOR CHANGE IN DISTRIBUTION -- A Participant, Beneficiary or legal representative may request a change in the timing, frequency or amount of payments made from a Participant's Account by filing a written request therefor with the Committee. The Committee may, in its sole discretion, grant such request only if the Committee determines that an emergency beyond the control of the Participant, Beneficiary or legal representative exists and which would cause such Participant, Beneficiary or legal representative severe financial hardship if the payment of such benefits were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency. The Committee shall inform the Participant, Beneficiary or legal representative of its decision within sixty (60) days of receipt of the written request.

6.   DESIGNATION OF BENEFICIARIES

     (a) GENERAL -- To designate an individual(s) and/or entity(ies) to receive the benefits of the Plan with respect to a Participant, such Participant must file a written designation in the form of Schedule A to the Plan with the Committee. Subject to


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          the restrictions of this Paragraph 6, a Participant may change such designation by filing a subsequent written designation.

     (b) DEATH BENEFIT -- By designation on Section 1 of a Schedule A filed with the Committee, a Participant may name an individual(s) and/or entity(ies) to receive a death benefit under Paragraph 3 of the Plan with respect to such Participant. A Participant may change such designation by filing a subsequent notification in the form of Schedule A.

     (c)  RETIREMENT BENEFITS --

          (i) SINGLE LIFE ANNUITY. If a Participant's retirement benefit under the Plan is paid as a single life annuity under Paragraph 4(c)(i) of the Plan, there shall be no Beneficiary with respect to such benefit and all retirement benefits shall cease upon the Participant's death.

          (ii) JOINT AND SURVIVOR ANNUITY. If a Participant's retirement benefit under Paragraph 4(c)(ii) of the Plan and the Participant's pension under the Pension Plan or the Cash Balance Plan, as the case may be, are both paid as joint and survivor annuities, any survivor annuity under the Plan shall be paid to the same beneficiary entitled to any post-retirement survivorship benefit under the Pension Plan or the Cash Balance Plan, as the case may be. If the Participant's pension under the Pension Plan or the Cash Balance Plan, as the case may be, is paid as a single life annuity, any survivor annuity paid under Paragraph 4(c)(ii) of the Plan shall be paid to the Beneficiary designated in Section 2 of Schedule A to the Plan. If a Beneficiary designated by the Participant under Paragraph 4(c)(ii) of the

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               Plan predeceases the Participant within five years from the date of Participant's Retirement, the Participant's retirement benefit hereunder will automatically revert and return to a single life annuity commencing the first day of the month following the month in which the designated Beneficiary died. If, however, the Beneficiary predeceases the Participant more than five years after Participant's Retirement, the Participant's reduced retirement benefit shall continue during his life and no survivor benefit shall be paid. The election of such Beneficiary must be made prior to Retirement and may not be changed thereafter.

         (iii) 10-YEAR CERTAIN ANNUITIES. If a Participant's Retirement benefit is paid as a 10-year certain level payment annuity under Paragraph 4(c)(iii) or Paragraph 4(d)(ii) of the Plan, or a 10-year certain increasing payment annuity under Paragraph 4(c)(iv), the Beneficiary or Beneficiaries with respect to such benefit shall be as specified in Section 1 of the most recent Schedule A filed with the Committee.

     (d) DESIGNATION BY LAST REMAINING BENEFICIARY -- After a Participant's death, if there is only one remaining Beneficiary with respect to a death benefit under Paragraph 3 of the Plan or a 10-year certain annuity under Paragraph 4(c)(iii), 4(c)(iv) or 4(d)(ii) of the Plan, such Beneficiary shall be entitled to designate in writing to the Committee an individual to be paid any remainder of such benefit under the Plan at such Beneficiary's death. If no such further designation is made, such remainder shall be paid to such Beneficiary's estate. In the event of such Beneficiary's death, and regardless of whether any such further designation has been made, the Committee in its sole discretion may require any such remainder to be paid as a lump sum.

7.   LIMITATION OF BENEFITS.

     (a) The Plan shall be unfunded with respect to all benefits to be paid hereunder. In addition, except as provided in Paragraphs 4(d)(iii) and 16(b), the Company shall not be required to segregate any amounts credited to any Account, which shall be established merely as an accounting convenience; title to and beneficial ownership of any Assets credited to any Account shall at all times remain in the Company, and no Participant, Beneficiary or legal representative shall have any interest whatsoever in any specific assets of the Company.

     (b) The payment of any death or survivorship benefit under this Plan shall be contingent upon such evidence of death as may be required by the Committee.

     (c) If the Company should terminate the Plan pursuant to Paragraph 9 hereof, the Company's obligation to pay any benefits under the Plan shall likewise terminate; provided, however, that, except as otherwise provided in said Paragraph 9, the Company may not terminate the Plan with respect to any Participant subsequent to that Participant's Retirement or death.

8. PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT. The Plan shall not constitute a contract for the continued employment of any Participant by any Employer. The Employer reserves the right to modify a Participant's Compensation at any time and from time to time as it considers appropriate and to terminate any Participant's employment for any reason at any time notwithstanding the Plan.

 9. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may, in its sole discretion, amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination shall deprive any Participant or Beneficiary of a previously acquired right unless such Participant or Beneficiary or his legal representative shall consent to such change. No right to a death benefit under the Plan shall accrue until a Participant's death and no right to a retirement benefit shall accrue until a Participant's Retirement.

10. WHAT CONSTITUTES NOTICE. Any notice to a Participant, a Beneficiary or any legal representative hereunder shall be given in writing, by personal delivery, overnight express service or by United States mail, postage prepaid, addressed to such person's last known address. Any notice to the Company or the Committee hereunder (including the filing of Schedule A) shall be given by delivering it in person or by overnight express service, or depositing it in the United States mail, postage prepaid, to the Secretary of the Employee Benefits Committee, Public Service Enterprise Group Incorporated, 80 Park Plaza, T10B, P.O. Box 1171, Newark, New Jersey, 07101.

11. ADVANCE DISCLAIMER OF WAIVER. Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

12. EFFECT OF INVALIDITY OF ANY PART OF THE PLAN. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of the Plan.

13. PLAN BINDING ON ANY SUCCESSOR. Except as otherwise provided herein, the Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

14. FUNCTION OF THE COMMITTEE. The Plan shall be administered by the Committee and the Committee shall be the final arbiter of any question that may arise under the Plan.

15.  COMPANY SHALL PAY LEGAL FEES.

     (a) In the event of a Change in Control, the Company shall pay the legal fees and expenses of any Participant, Beneficiary or legal representative thereof incurred in any action to enforce such person's right to receive a benefit under the Plan.

     (b) In the event of a Change in Control, the Company shall establish a trust for the benefit of Participants and persons claiming through them which shall be funded in an initial amount of $1,000,000 from which the Committee shall, according to reasonable rules that the Committee shall establish, pay the legal fees and expenses incurred by any Participant, Beneficiary or legal representative thereof in enforcing his rights under the Plan. The Company shall contribute such additional sums to such trust as shall be necessary to pay such legal fees and expenses.

16. LAW GOVERNING THE PLAN. Except to the extent federal law applies, the Plan shall be governed by the laws of the State of New Jersey without giving effect to principles of conflicts of law.

17.  MISCELLANEOUS.

     (a)  The masculine pronoun shall mean the feminine wherever appropriate.

     (b) The headings are for convenience only. In the event of a conflict between the headings of a paragraph and its contents, the contents shall control.

                                   APPENDIX A

Those Participants who retired prior to March 31, 1993 under the terms of the "Limited Supplemental Death Benefits and Retirement Plan for Certain Employees of Public Service Electric and Gas Company," such plan having been amended and restated effective July 1, 1987 and terminated effective March 31, 1993, are subject to the provisions of this Appendix A and shall receive the benefits as set forth below:

1. DEFINITIONS. As used in this Appendix A, the following words and phrases shall have the meanings indicated. Any terms used herein that are not defined in this Appendix A, shall have the meanings assigned such terms in the Plan document.

     (a) "ACCOUNT" -- Any account established pursuant to Paragraph 3(d) of this Appendix A.

     (b) "ASSETS" -- All amounts that have been credited to a Participant's Account in accordance with Paragraph 3(d) of this Appendix A and Paragraph 5(b) of the Plan.

     (c)  "COMPANY" - Public Service Electric and Gas Company.

     (d)  "COMPENSATION" --

          (i) For purposes of calculating the post-retirement death benefit pursuant to Paragraph 2 of this Appendix A, "Compensation" is the annual rate of salary from the Company of each Participant in effect at any time; and

          (ii) For purposes of calculating the Retirement Benefit pursuant to Paragraph 3 of this Appendix A, "Compensation" is the annual rate of salary from the Company of each Participant in effect at the earlier of such Participant's Retirement or attainment of normal retirement age under the Pension Plan; provided however, that "Compensation" for the purpose of such Paragraph 3(b) shall not be reduced below the annual rate of salary in effect on December 31, 1986 for each Participant employed by the Company on such date.

     (e) "RETIREMENT" -- The termination of service with the Company prior to March 31, 1993 with the right to an immediate benefit under the Pension Plan. Retirement shall not include termination of service with the right to a deferred pension except as provided in Paragraph 3(f) hereof.

2. POST-RETIREMENT DEATH BENEFIT. At Retirement, the Company shall provide each Participant with a certificate of coverage under a post-retirement group life insurance policy. Such certificate shall provide a post-retirement death benefit to be paid by the insurance company in the amount of the applicable following percentage of the Participant's Compensation adjusted to the nearest $1,000, or the next highest $1,000 if such Compensation is a multiple of $500 but not of $1,000: operating committee - 75%; management salary grades numbers 12 through 16 - 50%; and management salary grades numbers 10 and 11 - 25%. The insurance company to provide such post-retirement group life insurance coverage shall be selected from time to time by the Committee.

3.   RETIREMENT BENEFIT.

     (a) GENERAL. At Retirement, the Company shall provide each Participant with a retirement benefit calculated as provided in this Paragraph 3.

     (b)  DETERMINATION OF BENEFIT.

          (i) The Participant's Compensation shall be multiplied by an amount equal to one one hundredth of the sum of (A) the number of the Participant's years of credited service under the Pension Plan at Retirement, (B) the number of any additional years of service credit to which the Participant may be entitled from the Company under any written arrangement, and (c) 30; but in no event more than 0.75.

          (ii) The amount determined under subparagraph (i) of this Paragraph 3(b) shall be reduced by the sum of (a) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Pension Plan calculated as a single life annuity without any reduction for any pre-retirement survivorship option coverage or any reduction for early retirement, (B) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by Social Security from time to time as the earliest age at which a participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (C) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by the Company, such Social Security benefits and benefits under all Retirement Plans to be calculated as single life annuities without any reduction, under rules, procedures and equivalents determined by the Committee. To determine the amount referred to under (B) and (C) above, the Participant shall file a declaration of all such amounts with the Employee Benefits Department of the Company in such form as the Committee may require from time to time. No benefit shall be paid under this Appendix A until such a declaration, in satisfactory form, shall be filed with the Employee Benefits Department. If a Participant is granted a disability Social Security benefit, he shall notify the Employee Benefits Department thereof within 30 days, and the Participant's retirement benefit under this Appendix A shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement by the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Committee, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under this Appendix A, and the Company shall be entitled to recover any payments made hereunder.

     (c) FORMS OF BENEFIT. The annual amount determined under paragraph (b) of this Paragraph 3 shall be paid in one of the following forms:

          (i) a single life annuity in monthly installments equal to one twelfth of such annual amount;

          (ii) a joint and survivor annuity in monthly installments based upon such annual amount and calculated in accordance with any post-retirement survivorship option available under the Pension Plan;

         (iii) a 10-year certain level payment annuity in monthly installments which is the actuarial equivalent to the single life annuity under (i), as determined by the actuary for the Pension Plan on the basis of a current interest rate assumption determined from time to time by the Committee; or

          (iv) a 10-year certain increasing payment annuity paid in accordance with Paragraph 5(c) of the Plan based upon the lump-sum amount which is the actuarial equivalent to the single life annuity under (i), as determined by the actuary for the Pension Plan on the basis of a current interest rate assumption determined from time to time by the Committee.

          The Committee in its sole discretion shall determine the form of benefit payment for each Participant.

     (d) ESTABLISHMENT OF ACCOUNT. If payment is made under Paragraph 3(c)(iv) of this Appendix A, upon Retirement, the Company shall establish an Account for the benefit of the Participant and any Beneficiary. Such Account shall initially be credited with an amount equal to the amount of the lump-sum payment determined under Paragraph 3(c)(iv) and shall be administered as provided in Paragraph 5 of the Plan.

     (e) DISABILITY RETIREMENT. If a Participant retires for disability under the Pension Plan, payment of the Participant's retirement benefit and any joint and survivor benefit under Paragraph 3(c)(ii) of this Appendix A shall be subject to the same conditions as the disability pension under the Pension Plan.

     (f) VESTED BENEFIT. If a Participant, who is entitled to a deferred pension under the Pension Plan, terminates employment with the Company pursuant to the Company's Limited Incentive Separation Program on or after July 1, 1987, the Company shall provide such Participant with a retirement benefit calculated as provided in this Paragraph 3 upon commencement of the payment of benefits to the Participant under the Pension Plan.

4. ADMINISTRATION OF ACCOUNTS. Accounts shall be established under this Appendix A only pursuant to Paragraph 3(b) herein. All such Accounts shall be administered in accordance with the provisions of Paragraph 5(b) - (d) of the Plan document.

5.   DESIGNATION OF BENEFICIARIES.

     (a) GENERAL. To designate an individual(s) and/or entity(ies) to receive the benefits of the Plan with respect to a Participant, such Participant must file a written designation in the form of Schedule A to the Plan with the Committee. Subject to the restrictions of this Paragraph 5, a Participant may change such designation by filing a subsequent written designation.

     (b) POST-RETIREMENT DEATH BENEFIT. The post-retirement death benefit under Paragraph 3 of this Appendix A shall be paid in accordance with
          Section 1 of the most recent Schedule A to the Plan filed with the Committee, or in accordance with such other procedure for payment of post-retirement death benefits as may be established by the Committee or the insurance company providing post-retirement group life insurance pursuant to this Appendix A.

     (c)  RETIREMENT BENEFITS.

          (i) SINGLE LIFE ANNUITY. If a Participant's retirement benefit is paid as a single life annuity under Paragraph 3(c)(i) of this Appendix A, there shall be no Beneficiary with respect to such benefit and all retirement benefits shall cease upon the Participant's death.

          (ii) JOINT AND SURVIVOR ANNUITY. If a Participant's retirement benefit under Paragraph 3(c)(ii) of this Appendix A and the Participant's pension under the Pension Plan are both paid as joint and survivor annuities, any survivor annuity under this Appendix A shall be paid to the same beneficiary entitled to any post retirement survivorship benefit under the Pension Plan. If the Participant's pension under the Pension Plan is paid as a single life annuity, any survivor annuity paid under Paragraph 3(c)(ii) of this Appendix A shall be paid to the Beneficiary designated in
               Section 2 of Schedule A to the Plan. If the Beneficiary predeceases the Participant after Retirement, the Participant's reduced retirement benefit shall continue during his life and no survivor benefit shall be paid. The election of such Beneficiary must be made prior to Retirement and may not be changed thereafter.

         (iii) 10-YEAR CERTAIN ANNUITIES. If a Participant's retirement benefit is paid as a 10-year certain level payment annuity under Paragraph 3(c)(iii) of this

               Appendix A, or a 10-year certain increasing payment annuity under Paragraph 3(c)(iv) of this Appendix A, the Beneficiary or Beneficiaries with respect to such benefit shall be as specified in Section 1 of the most recent Schedule A to the Plan filed with the Committee.

     (d) DESIGNATION BY LAST REMAINING BENEFICIARY. After a Participant's death, if there is only one remaining Beneficiary with respect to a 10-year certain annuity under Paragraph 3(c)(iii) or 3(c)(iv) of this Appendix A, such Beneficiary shall be entitled to designate in writing to the Committee an individual to be paid any remainder of such benefit under the Plan at such Beneficiary's death. If no such further designation is made, such remainder shall be paid to such Beneficiary's estate. In the event of such Beneficiary's death, and regardless of whether any such further designation has been made, the Committee in its sole discretion may require any such remainder to be paid as a lump sum.

6. APPLICABILITY OF CERTAIN PLAN PROVISIONS. The provisions of Paragraphs 7, 8, 9, 10, 11, 12,13, 14, 16, and 17 of the Plan shall apply with full force and effect with respect to any Participant subject to this Appendix A as if each such Paragraph was set forth in its entirety herein.